Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2004
(In thousands)

	Historical		Pro Forma
	(1) AccessIT	(1) FiberSat Global Services	Acquisition Adjustment		Combined
Revenues	$7,201	$3,408	$--		$10,609
					--
Cost of revenues	3,667	1,093	--		4,760

Gross profit	3,534	2,315	--		5,849

Operating Expenses
Selling, General and Administrative	3,277	1,833	--		5,110
Research and Development	55	--	--		55
Non-Cash Stock-Based Compensation	15	--	--		15
Depreciation and Amortization	2,692	884	(247	) (3)	3,329

Total Operating Expenses	6,039	2,717	(247)		8,509

Loss From Operations	(2,505)	(402)	247		(2,660)

Interest Income	6	51	--		57
Loss on early extinguishment of debt	(126)	--	--		(126)
Interest Expense	(542)	(245)	124	(2)	(663)
Non-Cash Interest Expense	(1,823)	--	--		(1,823)
Other Expense, Net	(52)	--	--		(52)

Net Loss Before Income Taxes and minority interest in subsidiary	(5,042)	(596)	371		(5,267)
Income Tax Benefit (Expense)	212	(3)	--		209

Net Loss before minority interest in subsidiary	(4,830)	(599)	371		(5,058)
Minority Interest in subsidiary	25	--	--		25

Net Loss	(4,805)	(599)	371		(5,033)
Accretion Related to Redeemable Convertible Preferred Stock	(1,588)	--	--		(1,588)
Accretion of Preferred Dividends	(220)	--	--		(220)

Net Loss Available to Common Stockholders	$(6,613)	$(599)	$371		$(6,841)

Net Loss Available to Common Stockholders Per Common Share
Basic and Diluted	$(1.37)	$--	$--		$(1.27)

Weighted Average Number of Common Shares Outstanding
Basic and Diluted	4,826,776	--	540,000		5,366,776

(1)     Statements of Operations presented for AccessIT are for the year ended March 31, 2004. Statements of Operations presented for FiberSat Global Services, LLC are for the year ended December 31, 2003.

(2)     Represents a reduction of interest expense due to certain leases and notes payable retained by the seller.

(3)     Represents an adjustment to exclude depreciation on assets that were retained by the seller.

P-3

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED SEPTEMBER 30, 2004
(In thousands)

	Historical		Pro Forma
	(1) AccessIT	(1) FiberSat Global Services	Acquisition Adjustment		Combined
Revenues	$4,396	$2,567	$--		$6,963
	2,382	740	--		3,122

Cost of revenues	2,014	1,827	--		3,841

Gross profit
Operating Expenses
Selling, General and Administrative	2,286	981	--		3,267
Provisions for doubtful accounts	576	--	--		576
Research and Development	167	--	--		167
Non-Cash Stock-Based Compensation	4	--	--		4
Depreciation and Amortization	1,562	548	(108	) (3)	2,002
Impairment Loss	--	358	(358	) (4)	--

Total Operating Expenses	4,595	1,887	(466)		6,016

Loss From Operations	(2,581)	(60)	466		(2,175)

Interest Income	--	2			2
Interest Expense	(188)	(120)	58	(2)	(250)
Non-Cash Interest Expense	(113)	--	--		(113)
Other Expense, Net	45	--	--		45

Net Loss Before Income Taxes and minority interest in subsidiary	(2,837)	(178)	524		(2,491)
Income Tax Benefit (Expense)	156	(5)	--		151

Net Loss before minority interest in subsidiary	(2,681)	(183)	524		(2,340)
Minority Interest in subsidiary	10	--	--		10

Net Loss	(2,671)	(183)	524		(2,330)
Accretion Related to Redeemable Convertible Preferred Stock	--	--	--		--
Accretion of Preferred Dividends	--	--	--		--

Net Loss Available to Common Stockholders	$(2,671)	$(183)	$524		$(2,330)

Net Loss Available to Common Stockholders Per Common Share
Basic and Diluted	$(0.29)	$--	$--		$(0.24)

Weighted Average Number of Common Shares Outstanding
Basic and Diluted	9,304,008	--	540,000		9,844,008

(1)	Statements of Operations presented for AccessIT are for the six months ended September 30, 2004. Statements of Operations presented for FiberSat Global Services, LLC are for the nine months ended September 30, 2004.

(2)	Represents a reduction of interest expense due to certain leases and notes payable retained by the seller.

(3)	an adjustment to exclude depreciation on assets that were retained by the seller.

(4)	Represents the exclusion of the impairment loss related to assets that were retained by the seller.

P-4